INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made as of the date set forth on the signature page by and between Putnam ETF Trust, a Delaware statutory trust (the “Trust”), and the Trustee of the Trust whose name is set forth on the signature page (the “Trustee”).

WHEREAS, the Trustee is a Trustee of the Trust, and the Trust wishes the Trustee to continue to serve in that capacity; and

WHEREAS, the Amended and Restated Agreement and Declaration of Trust and Bylaws of the Trust (together, as amended from time to time, the “Governing Documents”) and applicable laws provide that the Trust shall indemnify and hold the Trustee harmless to the fullest extent permitted by law; and

WHEREAS, to induce the Trustee to continue to provide services to the Trust as a member of the Board and to provide the Trustee with contractual assurance that indemnification will be available to the Trustee, the Trust desires to provide the Trustee with protection against personal liability and delineate certain procedural aspects relating to indemnification and advancement of expenses, as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements set forth herein, the parties agree as set forth below. Certain capitalized terms are defined in Section 7.

1.                  Indemnification. The Trust shall indemnify and hold harmless the Trustee against any and all Expenses actually and reasonably incurred by the Trustee in any Proceeding arising out of or in connection with the Trustee’s service to the Trust, to the fullest extent permitted by the Governing Documents of the Trust and the laws of the State of Delaware, the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940, as now or hereafter in force, subject to the provisions of paragraphs (a) and (b) of this Section 1.

(a)               Disabling Conduct. The Trustee shall be indemnified pursuant to this Section 1 against any and all Expenses unless the Trustee has been adjudicated, in the relevant Proceeding, in a Final adjudication on the merits, (i) not to have acted in good faith, (ii) not to have acted in the reasonable belief that the Trustee’s action was in the best interests of the Trust or at least was not opposed to the best interests of the Trust, (iii) in the case of a criminal proceeding, to have had reasonable cause to believe his or her action was unlawful, or (iv) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Trustee’s office (each of such exceptions being referred to as “Disabling Conduct”).

(b)               Limitations, Compromise Payments. As to any matter disposed of (whether by a compromise payment, pursuant to a consent decree, or otherwise) without an adjudication by a court, or by any other body before which the action, suit, or Proceeding was brought, that the Trustee engaged in Disabling Conduct, indemnification shall be provided if (i) there has been a dismissal of the Proceeding by the court or other body before which it was brought for insufficiency of evidence of any Disabling Conduct with which such Trustee has been charged, (ii) there has been a Final adjudication on the merits in the Proceeding determining that the Trustee did not engage in the Disabling Conduct that was alleged, (iii) approved as in the best interests of the Trust, after notice that it involves such indemnification, by at least a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that the Trustee did not engage in Disabling Conduct, or (iv) there has been obtained an opinion in writing of Independent Counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such Trustee did not engage in Disabling Conduct.

2.                  Advancement of Expenses. The Trust shall promptly advance funds to the Trustee to cover any and all Expenses the Trustee incurs with respect to any Proceeding arising out of or in connection with the Trustee’s service to the Trust, to the fullest extent permitted by the laws of the State of Delaware, the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940, as such laws are now or hereafter in force, subject to the provisions of paragraphs (a) and (b) of this Section 2.

(a)               Affirmation of Conduct and Undertaking. A request by the Trustee for advancement of funds pursuant to this Section 2 shall be accompanied by the Trustee’s written affirmation of the Trustee’s good faith belief that the Trustee met the standard of conduct necessary for indemnification and a written undertaking by the Trustee (or on the Trustee’s behalf) to repay advancements if it is ultimately determined that the Trustee is not entitled to indemnification under the Trust’s Governing Documents or applicable law.

(b)               Conditions to Advancement. Funds shall be advanced to the Trustee pursuant to this Section 2; provided, however, that (i) the Trustee shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Disinterested Trustees (provided that a majority of the Disinterested Trustees then in office act on the matter), or Independent Counsel in a written opinion, shall have determined, based upon a review of the readily available facts (as opposed to a trial-type inquiry), that there is reason to believe that the Trustee ultimately will be found entitled to indemnification.

3.                  Presumptions.

(a)               Termination. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that the Trustee engaged in Disabling Conduct.

(b)               General. Except as provided in subsection (a) of this Section 3, in any determination by the Disinterested Trustees or Independent Counsel, the Trustee shall be afforded a presumption rebuttable by clear and convincing evidence that the Trustee did not engage in Disabling Conduct.

4.                  Witness Expenses. To the extent that the Trustee is, by reason of the Trustee’s service to the Trust, a witness for any reason in any Proceeding to which the Trustee is not a party, the Trustee shall be indemnified by the Trust against any and all expenses actually and reasonably incurred by or on behalf of such Trustee in connection therewith.

5.                  Procedure for Determination of Entitlement to Indemnification and Advancements. A request by the Trustee for indemnification or advancement of Expenses shall be made in writing, and shall be accompanied by such relevant documentation and information as is reasonably available to the Trustee. The Clerk of the Trust shall promptly advise the Board of any request.

(a)               Methods of Determination. Upon the Trustee’s request for indemnification or advancement of Expenses, a determination with respect to the Trustee’s entitlement thereto shall be made as and to the extent provided in Section 1 or Section 2, as the case may be. The Trustee shall cooperate with the person or persons making the determination, including without limitation by providing to such persons upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and is reasonably available to the Trustee and reasonably necessary to the determination. Any failure by the Trustee to cooperate with the person or persons making the determination shall extend as necessary and appropriate the period or periods described in paragraph (c) of Section 5 regarding when determinations are deemed to have been made. Any and all Expenses incurred by the Trustee in so cooperating shall be borne by the Trust, irrespective of the determination as to the Trustee’s entitlement to indemnification or advancement of Expenses.

(b)               Independent Counsel. If the determination of entitlement to indemnification or advancement of Expenses is to be made by Independent Counsel, the Independent Counsel shall be selected by a majority of the Disinterested Trustees of the Trust (or, if there are no Disinterested Trustees with respect to the matter in question, by a majority of the Independent Trustees), and the Trust shall give written notice to the Trustee advising the Trustee of the identity of the Independent Counsel selected. The Trustee may, within five days after receipt of such written notice, deliver to the Trust a written objection to the selection. An objection may be asserted only on the ground that the Independent Counsel selected does not meet the requirement of independence set forth in Section 7, and shall set forth with particularity the factual basis of that assertion. Promptly after receipt of an objection, another Independent Counsel shall be selected by the Disinterested Trustees (or Independent Trustees, as the case may be), and the Trust shall give written notice to the Trustee advising the Trustee of the identity of the Independent Counsel selected. The Trustee may, within five days after receipt of such written notice, deliver to the Trust a written objection to such selection. An objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of independence set forth in Section 7, and shall set forth with particularity the factual basis of that assertion. The Disinterested Trustees (or Independent Trustees, as the case may be) of the Trust shall determine the merits of the objection and, in their discretion, either determine that the proposed Independent Counsel shall, despite the objection, act as such hereunder or select another Independent Counsel who shall act as such hereunder.

If within fourteen days (which period shall be extended by another fourteen days if the Trustee objects to the first Independent Counsel selected by the Disinterested Trustees (or Independent Trustees, as the case may be) as provided in the previous paragraph and for another fourteen days thereafter if the Trustee objects to the second Independent Counsel selected by the Disinterested Trustees (or Independent Trustees, as the case may be) as provided in the previous paragraph) after submission by the Trustee of a written request for indemnification or advancement of Expenses no Independent Counsel shall have been finally selected as provided in the previous paragraph, then either the Trust or the Trustee may petition an appropriate court of the State of Delaware or any other court of competent jurisdiction for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person so appointed shall act as Independent Counsel.

The Trust shall pay all reasonable fees and Expenses charged or incurred by Independent Counsel in connection with his or her determinations pursuant to this Agreement, and shall pay all reasonable fees and Expenses incident to the procedures described in this paragraph (b), regardless of the manner in which Independent Counsel was selected or appointed.

(c)               Failure to Make Timely Determination. Subject to paragraph (a) of Section 5, if the person or persons empowered or selected under Section 1 or Section 2 to determine whether the Trustee is entitled to indemnification or advancement of Expenses (other than determinations that are made or to be made by a court) shall not have made the determination within thirty days after receipt by the Trust of the request therefor, the requisite determination of entitlement to indemnification or advancement of Expenses shall be deemed to have been made, and the Trustee shall be entitled to such indemnification or advancement, absent (i) an adjudication by an appropriate court of the State of Delaware or any other court of competent jurisdiction finding an intentional misstatement by the Trustee of a material fact, or an intentional omission of a material fact necessary to make the Trustee’s statement not materially misleading, in connection with the request for indemnification or advancement of Expenses, (ii) a prohibition of such indemnification or advancements under applicable law, (iii) a requirement under the Investment Company Act of 1940 for insurance or security that has not been satisfied, or (iv) a subsequent Final adjudication or, in a matter disposed of without a Final adjudication, determination pursuant to subsection (b) of Section 1 that the Trustee is not entitled to indemnification under this Agreement; provided, however, that the thirty day period may be extended for a reasonable period of time, not to exceed an additional thirty days, if the person or persons making the determination in good faith require additional time to obtain or evaluate documentation or information relating thereto. Any assertion under clauses (i), (ii), (iii), or (iv) of this section 5(c) shall be made in writing, specify the basis for the assertion, and be delivered to the Trustee within thirty days after receipt by the Trust of the request for indemnification or advancement of Expenses (or any extension of such period provided under this section 5(c)). The Trustee shall be entitled to adjudication of such assertion in an appropriate court of the State of Delaware or any other court of competent jurisdiction.

(d)               Payment Upon Determination of Entitlement. If a determination is made pursuant to Section 1 or Section 2 (or is deemed to be made pursuant to paragraph (c) of this Section 5 and, in the case of advancement of Expenses, the other conditions thereof are satisfied) that the Trustee is entitled to indemnification or advancement of Expenses, payment of any indemnification amounts or advancements owing to the Trustee shall be made within ten days after the determination (and, in the case of advancements of Expenses, within ten days after submission of supporting information, including the required affirmation, undertaking and evidence of any required security). If payment is not made when due, the Trustee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of the Trustee’s entitlement to indemnification or advancements. The Trustee shall commence any proceeding seeking adjudication within one year following the date on which the Trustee first has the right to commence such proceeding pursuant to this paragraph (d). In any such proceeding, the Trust shall be bound by the determination that the Trustee is entitled to indemnification or advancements, absent (i) an intentional misstatement by the Trustee of a material fact, or an intentional omission of a material fact necessary to make the Trustee’s statement not materially misleading, in connection with the request for indemnification or advancements, (ii) a prohibition of such indemnification or advancements under applicable law, (iii) a requirement under the Investment Company Act of 1940 for insurance or security that has not been satisfied, or (iv) a subsequent Final adjudication or, in a matter disposed of without a Final adjudication, determination pursuant to subsection (b) of Section 1 that the Trustee is not entitled to indemnification under this Agreement.

(e)               Appeal of Adverse Determination. If a determination is made that the Trustee is not entitled to indemnification or advancements, the Trustee shall be entitled to an adjudication of the matter in an appropriate court of the State of Delaware or in any other court of competent jurisdiction. Alternatively, the Trustee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Trustee shall commence such proceeding or arbitration within one year following the date on which the adverse determination is made. Any such judicial proceeding or arbitration shall be conducted in all respects as a de novo trial or arbitration on the merits, and the Trustee shall not be prejudiced by reason of any prior adverse determination.

(f)                Expenses of Appeal. If the Trustee seeks arbitration or a judicial adjudication to determine or enforce his or her rights under, or to recover damages for breach of, the indemnification or Expense advancement provisions of this Agreement, the Trustee shall be entitled to recover from the Trust, and shall be indemnified by the Trust against, any and all Expenses actually and reasonably incurred by the Trustee in the arbitration or judicial adjudication, but only if the Trustee prevails. If it is determined in the arbitration or judicial adjudication that the Trustee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by the Trustee in connection with such arbitration or judicial adjudication shall be appropriately prorated.

(g)               Validity of Agreement. In any arbitration or judicial proceeding commenced pursuant to this Section 5, the Trust shall be precluded from asserting that the procedures and presumptions set forth in this Agreement are not valid, binding and enforceable against the Trust, and shall stipulate in any such court or before any such arbitrator that the Trust is bound by all the provisions of this Agreement.

6.                  General Provisions.

(a)               Non-Exclusive Rights. The provisions for indemnification of, and advancement of Expenses to, the Trustee set forth in this Agreement shall not be deemed exclusive of any other rights to which the Trustee may otherwise be entitled, including any other rights to be indemnified, or have Expenses advanced, by the Trust. The Trust shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Trustee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, if such payment is not recoverable from the Trustee.

(b)               Continuation of Provisions. This Agreement shall be binding upon all successors of the Trust, including without limitation any transferee of all or substantially all assets of the Trust and any successor by merger, consolidation, or operation of law, and shall inure to the benefit of the Trustee’s spouse, heirs, assigns, devisees, executors, administrators and legal representatives. The provisions of this Agreement shall continue until the later of (1) ten years after the Trustee has ceased to provide any service to the Trust, and (2) the final termination of all Proceedings in respect of which the Trustee has asserted, is entitled to assert, or has been granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Trustee pursuant to Section 5 relating thereto. No amendment of the Governing Documents of the Trust shall limit or eliminate the right of the Trustee to indemnification and advancement of Expenses set forth in this Agreement.

(c)               Selection of Counsel. The Trust shall be entitled to assume the defense of any Proceeding for which the Trustee seeks indemnification or advancement of Expenses under this Agreement. However, counsel selected by the Trustee shall conduct the defense of the Trustee to the extent reasonably determined by such counsel to be necessary to protect the interests of the Trustee, and the Trust shall indemnify the Trustee therefor to the extent otherwise permitted under this Agreement, if (1) the Trustee reasonably determines that there may be a conflict in the Proceeding between the positions of the Trustee and the positions of the Trust or the other parties to the Proceeding that are indemnified by the Trust and not represented by separate counsel, or the Trustee otherwise reasonably concludes that representation of the Trustee, the Trust and/or such other parties by the same counsel would not be appropriate, or (2) the Proceeding involves the Trustee, but neither the Trust nor any other party who is indemnified by the Trust, and the Trustee reasonably withholds consent to being represented by counsel selected by the Trust. If the Trust shall not have elected to assume the defense of any such Proceeding for the Trustee within thirty days after receiving written notice thereof from the Trustee, the Trust shall be deemed to have waived any right it might otherwise have to assume such defense.

(d)               D&O Insurance. To the extent the Trust maintains an insurance policy or policies providing Trustees and officers liability insurance or Independent Trustee liability insurance, the Trustee shall be covered by such policy or policies at all times when serving as a member of the Board, in accordance with its or their terms, to the maximum extent of the coverage available for any other similarly situated Trustee of the Trust, it being understood that certain policies may be principally designed, and generally only available, for Independent Trustees and thus the benefits of this section in respect of such policies shall extend only to Independent Trustees. For a period of six years after the Trustee has ceased to serve as a member of the Board and to the extent insurance as provided in the previous sentence does not continue to cover the Trustee, even though the Trustee is no longer serving as a member of the Board, and subject to the understanding in the previous sentence, the Trust shall purchase and maintain in effect, through “tail” or other appropriate coverage, one or more policies of insurance on behalf of the Trustee to the maximum extent of the coverage provided to the then serving members of the Board, unless (1) the purchase of such insurance by the Trust is not permitted by applicable law, including for these purposes any fiduciary duties applicable to the persons then constituting the Board, (2) such insurance is not generally available, (3) in the reasonable business judgment of the persons then constituting the Board, the premium for such insurance is substantially disproportionate to the amount of coverage afforded, or (4) the Independent Trustees, by unanimous vote, determine that it would not be in the best interests of the Trust to make such insurance available to the Trustee.

(e)               Subrogation. In the event of any payment by the Trust pursuant to this Agreement, the Trust shall be subrogated to the extent of such payment to all of the rights of recovery of the Trustee, who shall, upon reasonable written request by the Trust and at the Trust’s expense, execute all such documents and take all such reasonable actions as are necessary to enable the Trust to enforce such rights. Nothing in this Agreement shall be deemed (1) to diminish or otherwise restrict the right of the Trust or the Trustee to proceed or collect against any insurers or (2) to give such insurers any rights against the Trust under or with respect to this Agreement, including without limitation any right to be subrogated to the Trustee’s rights hereunder, unless, in the case of this subdivision (2), otherwise expressly agreed to by the Trust in writing, and the obligation of such insurers to the Trust and the Trustee shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

(f)                Notice of Proceedings. The Trustee shall promptly notify the Trust in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification or advancement of Expenses pursuant to this Agreement, but any delay in providing such notice shall in no way limit or affect the Trustee’s rights or the Trust’s obligations under this Agreement.

(g)               Notices. All notices, requests, demands and other communications to a party pursuant to this Agreement shall be in writing, addressed to such party at the address specified on the signature page of this Agreement (or such other address as may have been furnished by such party by notice in accordance with this paragraph), and shall be deemed to have been duly given when delivered personally (with a written receipt by the addressee) or two days after being sent (1) by certified or registered mail, postage prepaid, return receipt requested, or (2) by nationally recognized overnight courier service.

(h)               Severability. If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, in whole or in part, for any reason whatsoever, (1) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any provision that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the remaining provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(i)                Modification and Waiver. This Agreement supersedes any existing or prior agreement between the Trust and the Trustee pertaining to the subject matter of indemnification, advancement of expenses and insurance, other than the Trust’s Governing Documents and the terms of any liability insurance policies, which shall not be modified or amended by this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties or their respective successors or legal representatives; provided, however, that any supplements, modifications or amendments to the Governing Documents or the terms of any liability insurance policies shall be deemed not to constitute supplements, modifications or amendments to this Agreement. Any waiver by either party of any breach by the other party of any provision contained in this Agreement to be performed by the other party must be in writing and signed by the waiving party or such party’s successor or legal representative, and no such waiver shall be deemed a waiver of similar or other provisions at the same or any prior or subsequent time.

(j)                Indemnification by Other Parties. Notwithstanding the foregoing, to the extent that the Trustee is entitled to indemnification by any third party (an “Other Party”), including without limitation Putnam Investment Management, LLC or one of its affiliates other than the Trust, for any Expenses as to which the Trustee also would be entitled to indemnification by the Trust, for example as a result of material violations of federal securities laws and regulations by Putnam Investment Management, LLC or one of its affiliates, (i) the Other Party and not the Trust shall be the indemnitor of first resort for its Designated Share (as defined below) of any Expenses; (ii) any amount that the Trust is otherwise obligated to pay with respect to indemnification or advancement of such Expenses shall be reduced by the amount such Trustee receives in respect of such indemnification or advancement of the Other Party’s Designated Share of any Expenses; (iii) the Trustee shall be required first to exhaust rights or remedies with respect to indemnification or advancement provided by the Other Party in respect of the Other Party’s Designated Share of any Expenses before the Trust makes any payment to the Trustee in respect of the Other Party’s Designated Share of any Expenses; (iv) if the Other Party does not pay such indemnification or advancement to or on behalf of the Trustee for any reason, the Trustee shall be entitled to pursue the Other Party for any rights to indemnification or advancement of the Other Party’s Designated Share of any Expenses; and (v) if the Trust indemnifies the Trustee or advances payment to the Trustee with respect to Expenses, and the Trustee is entitled to indemnification or advancement from the Other Party, (x) the Trustee shall agree with the Trust that the Trust be subrogated to all rights of the Trustee to indemnification or advancement from the Other Party with respect to payment of such other party’s Designated Share of any Expenses; (y) the Trustee shall assign to the Trust all of the Trustee’s rights to indemnification and advancement from such other party of the Other Party’s Designated Share of any Expenses; and (z) the Trustee shall execute all documents and take all other actions appropriate to effectuate the foregoing clauses (x) and (y). The term “Designated Share” shall be determined by a majority of the Board and shall represent a percentage amount ranging from zero to 100 percent.

(k)               Headings. The headings of the Sections of this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(l)                Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which when taken together shall constitute one document.

(m)            Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The Trust and the Trustee submit to the jurisdiction of all state and federal courts sitting in the State of Delaware.

(n)               WAIVER OF RIGHT TO JURY TRIAL. BY EXECUTING THIS AGREEMENT, THE PARTIES KNOWINGLY AND WILLINGLY WAIVE ANY RIGHT THEY HAVE UNDER APPLICABLE LAW TO A TRIAL BY JURY IN ANY DISPUTE ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE ISSUES RAISED BY THAT DISPUTE.

(o)               Disclaimer. Notice is hereby given, and it is expressly agreed, that the obligations under this Agreement of the Trust shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the assets and property of the Trust.

7.                  Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)               “Board” means the Board of Trustees of the Trust.

(b)               “Disinterested Trustee” shall mean a Trustee of the Trust who is an Independent Trustee and who is not a party to the Proceeding with respect to which indemnification or advances are sought.

(c)               “Expenses” include but are not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Trustee in connection with the defense or disposition of any Proceeding, in which such Trustee may be or may have been involved as a party or otherwise or with which such Trustee may be or may have been threatened, while in office or thereafter.

(d)               “Final adjudication” or “judgment” shall mean a final adjudication by court order or judgment of the court or other body before which a matter is pending, from which no further right of appeal or review exists.

(e)               “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of investment company law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent (A) the Trust or the Trustee in any matter material to either (other than in his or her capacity as Trustee), except that a majority of the Disinterested Trustees (or all of the Independent Trustees, if there are no Disinterested Trustees with respect to the matter in question) may determine, in their sole discretion, that any prior representation of the Trust or Trustee shall not disqualify such law firm or a member of a law firm from representation if the prior representation is not related to the issue in dispute, or (B) any other party to the Proceeding (or any party reasonably expected to become a party to the Proceeding) giving rise to a claim for indemnification or advancements hereunder (other than another Trustee in his or her capacity as a Trustee). Notwithstanding the foregoing, however, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Trust or the Trustee in an action to determine the Trustee’s rights pursuant to this Agreement, regardless of when the Trustee’s act or failure to act occurred.

(f)                “Independent Trustee” shall mean a Trustee of the Trust who is not an “interested person” of the Trust as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended.

(g)               The term “Proceeding” means any threatened, pending, or contemplated action, suit, or proceeding, including appeals, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal, before any court or administrative or legislative or other body and shall also include any proceeding brought by or in the right of the Trust.

(h)               The Trustee’s “service to the Trust” shall include without limitation the Trustee’s status or service as a Trustee, officer, employee, agent or representative of the Trust, and his or her service at the request of the Trust as a Trustee, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

Dated: ___________, 2024

PUTNAM ETF TRUST

By:_____________________________
Name:___________________________
Title:____________________________

Address for notices:

100 Federal Street

Boston, MA 02110

TRUSTEE:

_______________________________
Name:

Address for notices:
_______________________________
_______________________________